Mettler-Toledo International Inc.

Amendment to Employment Agreement

This amendment is dated as of November 3, 2016 between Mettler-Toledo International Inc., as successor to Mettler-Toledo GmbH ("MTII"), and William P. Donnelly (the "Employee").

WHEREAS, the Employee and MTII are parties to an Employment Agreement dated as of November 10, 1997, as amended (the "Employment Agreement"). Capitalized terms used and not defined in this amendment shall have the meanings given to them in the Employment Agreement.

WHEREAS, the parties wish to amend the Employment Agreement to reflect changes in the Executive's organization (and his transition toward departure from MTII). It is also expected that his current level of work activity will be reduced over the course of the transition;

NOW, THEREFORE, the parties agree as follows:

The following language is inserted at the beginning of Section 5 of the Employment Agreement (Compensation and Related Matters):

Effective on January 1, 2017, the employee's base salary will be reduced to $225,000.-- annually. The CEO and the Employee reserve the right upon mutual agreement to adjust this salary if circumstances change.

Unvested options relating to grants dating from 2015 and earlier will vest and become exercisable in accordance with that Amendment to Nonqualified Stock Option Agreements attached hereto as Exhibit A. Any options granted in 2016 and later will vest according to their stated terms.

Except as expressly set out in this amendment, all other terms of the Employment Agreement are unaffected by this Amendment and remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first set out above.

Mettler-Toledo International Inc.    Employee

Name: James Bellerjeau    William P. Donnelly
Title: General Counsel

Exhibit A
Amendment to Nonqualified Stock Option Agreements

Exhibit A to Amendment to Employment Agreement

Mettler-Toledo International Inc.

Amendment to Nonqualified Stock Option Agreements

This amendment is dated as of November 3, 2016 between Mettler-Toledo International Inc., a Delaware corporation (“MTII”), and the undersigned. Capitalized terms used and not defined in this amendment shall have the meanings given to them in the 2013 Equity Incentive Plan (the “Plan”).

WHEREAS, MTII and the undersigned are party to one or more stock option agreements (the “Option Agreements”) issued pursuant to the Plan and/or the 2004 Equity Incentive Plan;

WHEREAS, the parties wish to amend each of the Option Agreements granted from 2012 to 2015 to adjust the number of options that will vest each year;

NOW THEREFORE, in consideration of the mutual undertakings set forth in this agreement, the parties agree to amend the provisions of each of the Option Agreements granted from 2012 to 2015 to add the following language at the end of Section 2.1:

2.1. Effective with the vesting that occurs in the year 2017, the percentage of options vesting will be reduced by 50%. The CEO and the Employee may mutually agree to adjust this percentage if circumstances change.

All other provisions of the Option Agreements are unaffected by this amendment, and remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first set out above.

Mettler-Toledo International Inc.

James T. Bellerjeau, General Counsel

Acknowledged and agreed:

William P. Donnelly